Exhibit 23.1
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                             LETTERHEAD OF KPMG LLP
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The Board of Directors
Payless Cashways, Inc.:


     We consent to the incorporation by reference in the registration statement on Form S-8 of Payless Cashways, Inc. of our report dated January 19, 1998, relating to the balance sheets of Payless Cashways, Inc. as of November 29, 1997 and November 30, 1996, and the related statements of operations, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended November 29, 1997 and all related schedules, which report appears in the November 29, 1997 annual report on Form 10-K of Payless Cashways, Inc. In addition, our report dated January 19, 1998 refers to the application of fresh start reporting as of November 29, 1997.


                                            /s/ KPMG LLP
                                                KPMG LLP


Kansas City, Missouri
January 14, 1999